Exhibit 99.1

Important Notice Regarding the Availability of materials for the
Shareholder Meeting to Be Held on May 25, 2010.

EMISPHERE TECHNOLOGIES, INC.
240 CEDAR KNOLLS ROAD
CEDAR KNOLLS, NJ 07927

Meeting Information
Meeting Type:         Annual
For holders as of:   APRIL 12, 2010
Date:   MAY 25, 2010   Time:   10:00 a.m., EDT

Location:	The PARK AVENUE CLUB 184 PARK AVENUE FLORHAM PARK, NJ 07932
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NOTICE STATEMENT         ANNUAL REPORT
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 25, 2010
To the Stockholders of Emisphere Technologies, Inc.
          Notice IS HEREBY GIVEN that the Annual Meeting of Stockholders of Emisphere Technologies, Inc. (the “Company”) will be held on Tuesday, May 25, 2010, at the Park Avenue Club located at 184 Park Avenue, Florham Park, NJ 07932, at 10:00 AM, EDT.
          At the close of business on Monday, April 12, 2010, stockholders of record will be entitled to notice of the Annual Meeting of Stockholders or any adjournment thereof. A list of the Company’s stockholders will be open for examination ten days (10) prior to the meeting by any stockholder at the executive offices of the Company located at 240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey 07927 and will be available at the meeting.
          All stockholders are cordially invited to attend the Annual Meeting of Stockholders, during which the State of the Company’s business will be presented.
By Order of the Board of Directors,
Michael R. Garone
Corporate Secretary
Cedar Knolls, New Jersey
April 12, 2010

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